SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2011
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”), GFN North America Corp., a Delaware corporation (“GFNNA”), and its subsidiary Pac-Van, Inc., an Indiana corporation (which, combined with GFNMS, is referred to herein as “Pac-Van”), GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its majority-owned subsidiary Royal Wolf Holdings Limited, an Australian corporation (“Royal Wolf Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”), and Royal Wolf Trading Australia Pty Ltd., an Australian corporation (“Royal Wolf Trading”) its subsidiaries. Royal Wolf Holdings and its subsidiaries are collectively referred to herein as “Royal Wolf.”

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Item 1.02	Termination of a Material Definitive Agreement	1

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement by a Registrant	1

Item 8.01	Other Information	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 99.1

i

Item 1.02 Termination of a Material Definitive Agreement

In connection with the closing of the Australian IPO, on May 31, 2011 GFN Finance repaid in full all obligations owing under and terminated all obligations owing under the secured senior subordinated promissory notes in the aggregate original principal amount of US$22.316 million (collectively, the “Bison Subordinated Debt”) and repurchased all 1,380 shares of GFN U.S. owned by Bison Capital Australia L.P. (“Bison Capital”).  Upon the repurchase of these shares, GFN US became a wholly-owned subsidiary of GFN.

The repayment of the Subordinated Debt also terminated that certain Deed of Amendment and Restatement-Intercreditor Deed dated May 1, 2008 by and among ANZ, GFN, GFN U.S., Bison Capital, GFN Finance, RWA and Royal Wolf Hi-Tech Limited, that certain Security Agreement dated May 1, 2008 between GFN Finance and Bison Capital, and that certain Shareholders Agreement dated September 13, 2007 among GFN, GFN U.S., Royal Wolf Holdings, GFN Finance and Bison Capital.

By entering into the New Credit Facility, the Royal Wolf Group terminated its prior senior secured credit facility with ANZ as memorialized by that certain Letter of Offer executed on March 4, 2011 by ANZ and the members of the Royal Wolf Group.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement by a Registrant

On May 30, 2011, the Royal Wolf Group completed the new A$103 million senior secured credit facility with Australia and New Zealand Bank ("ANZ") pursuant to the Letter of Offer dated May 12, 2011, which was previously disclosed in a Form 8-K/A dated May 19, 2011.

Item 8.01 Other Events

           On May 31, 2011, GFN announced that the initial public offering (the “Australian IPO”) of Royal Wolf Holdings closed on May 30, 2011 in Australia. Royal Wolf Holdings raised gross proceeds of A$91.5 million from the issue of 50 million new ordinary shares at a price of A$1.83 per share. The shares began trading on the Australian Securities Exchange under the symbol “RWH” on May 31, 2011 on a deferred settlement basis and are expected to being trading on or about June 7, 2011 on a normal settlement basis. The net proceeds of the Australian IPO will be used to, among other things, prepay in full the Bison Subordinated Debt, repurchase the 13.8% GFN US capital stock owned by Bison Capital, reduce senior borrowings at Royal Wolf and Pac-Van and for general working capital purposes. In conjunction with the Australian IPO, the Royal Wolf Group will enter into the New Credit Facility, which will, among other things, have a maturity of June 2014.

The offering will not be available to persons who are in the United States.

A copy of the press release of GFN dated May 31, 2011 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibits:

99.1           Press Release of GFN dated May 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: June 3, 2011	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of GFN dated May 31, 2011

3